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                                                                   EXHIBIT 10.23

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                             STOCKHOLDERS AGREEMENT
                                     AMONG
                               ATRIUM CORPORATION
                                      AND


                      THE STOCKHOLDERS (AS DEFINED HEREIN)




                             AS OF DECEMBER 10, 2003


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                             STOCKHOLDERS AGREEMENT

                  THIS STOCKHOLDERS AGREEMENT is made and entered into as of December 10, 2003, among ATRIUM CORPORATION, a Delaware corporation (the "Corporation"), and the Stockholders (as hereinafter defined).

                                    RECITALS

                  WHEREAS, ATR Acquisition, LLC, a Delaware corporation (the "LLC"), is the owner of a majority of the outstanding capital stock of KAT Holdings, Inc., a Delaware corporation ("Holdings");

                  WHEREAS, Holdings is a party to the Agreement and Plan of Merger, dated as of October 27, 2003, as amended (the "Merger Agreement"), by and among Holdings, KAT Acquisition Corp., a Delaware corporation and a wholly owned Subsidiary of Holdings, the Corporation, and each of the Persons listed on the Merger Agreement signature pages;

                  WHEREAS, immediately after the Effective Time (as defined in the Merger Agreement), the LLC and ML IBK Positions will own a majority of the issued and outstanding shares of capital stock of the Corporation;

                  WHEREAS, immediately after the Effective Time, certain of the Key Executives (as defined in the LLC Agreement), of the Corporation will own Convertible Securities of the Corporation to acquire shares of the Corporation's common stock, par value $0.01 per share (the "Common Stock");

                  WHEREAS, immediately after the Effective Time, KAT Holdings, L.P., KAT Group, L.P., ML IBK Positions, Inc., Merrill Lynch Ventures, L.P. 2001 and UBS Capital Americas II, LLC will be members of the LLC;

                  WHEREAS, pursuant to Section 4.5 of the LLC Agreement, each member of the LLC may cause the LLC to redeem all or portion of such member's units in the LLC in exchange for up to such member's pro rata portion of the shares of Corporation's Common Stock held by the LLC, all as provided in Section
4.5 of the LLC Agreement, including the condition that such member becomes a party to this Agreement;

                  WHEREAS, immediately after the Effective Time, each Stockholder will own, beneficially and of record, the number of shares of Common Stock and Convertible Securities of the Corporation set forth opposite such Stockholder's name on Schedule A hereto;

                  WHEREAS, the parties hereto desire to enter into this Agreement to set forth (i) certain arrangements with respect to the ownership, operation and management of the Corporation and its Subsidiaries (including the rights of the Stockholders to transfer their shares of Common Stock and Convertible Securities), and (ii) their rights, if applicable, to transfer their Units and Convertible Securities in the LLC.


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                   NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                   ARTICLE I
                              DEFINITIONS AND TERMS

                  1.1 CERTAIN DEFINITIONS. As used herein, the following terms shall have the meanings set forth or as referenced below:

                  "AFFILIATE" of, or a Person "AFFILIATED" with, a specified Person means a Person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, the Person specified.

                  "AGREEMENT" shall mean this Agreement, including the exhibits hereto, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

                  "BOARD" shall mean the Board of Directors of the Corporation.

                  "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by law or executive order to close.

                  "COMMON STOCK" shall have the meaning set forth in the Recitals hereto.

                  "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "COVERED PERSON" means: (a) a Stockholder, in its capacity as such; (b) any Affiliate of any Stockholder (other than the Corporation or any of its Subsidiaries), in its capacity as such; (c) any Member of the LLC; (d) any Person acting (or who acted) in the capacity of stockholder, member, manager, principal, director, officer, employee, advisor or agent of any of the foregoing; and (e) any Person acting as a director, officer, employee or agent of the Corporation or any of its Subsidiaries, or who is or was serving at the request of the Corporation or any of its Subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                  "DGCL" shall mean the General Corporation Law of the State of Delaware.

                  "GAAP" shall mean United States generally accepted accounting principles, consistently applied.

                  "LLC AGREEMENT" means the Amended and Restated Limited Liability Company Agreement of the LLC dated as of the date hereof, as it may be amended or modified, a copy of which is attached hereto as Exhibit A.



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                  "NEW SECURITIES" shall mean any shares of capital stock or other equity securities (or debt securities convertible into such capital stock or other equity securities) of the Corporation or any of its Subsidiaries, whether now authorized or not, and rights, options or warrants to purchase said shares of capital stock and securities of any type whatsoever that are, or may become, convertible into shares of the Corporation's capital stock or other Corporation equity securities; provided, however, that the term "New Securities" shall not include: (i) securities issued in connection with any stock split, stock dividend, reclassification or recapitalization of the Corporation; (ii) shares of Common Stock issued (A) to direct or indirect wholly-owned subsidiaries of the Corporation, or (B) to employees, consultants, officers or directors of the Corporation or its Subsidiaries pursuant to the grant or exercise of any stock option, stock purchase or other right pursuant to an agreement or arrangement that is approved in accordance with the LLC Agreement;
(iii) securities issued in a Public Offering; (iv) securities issued as consideration in connection with any acquisition approved in accordance with
Section 5.14(b)(vi) of the LLC Agreement; or (v) securities issued to a third-party institutional lender as additional consideration or interest in connection with debt financing obtained by the Corporation or any of its Subsidiaries.

                  "OPERATING COMPANY SHARE EQUIVALENTS" means, with respect to any Person as of any time, (i) the aggregate number of Shares then owned by such Person plus (ii) the aggregate number of Shares (without duplication with any Shares included in clause (i) above) that would then be owned by such Person assuming (A) the redemption of all Units, if any, then owned by such Person pursuant to Section 4.5(b) of the LLC Agreement (including Units issuable pursuant to then exercisable Convertible Securities of the LLC), and (B) the conversion of all then currently exercisable Convertible Securities of the Corporation then owned by such Person.

                  "PERSON" shall mean an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization.

                  "PRO RATA PORTION" shall mean, with respect to each Stockholder, that number of shares of New Securities as is equal to the product of (i) the total number of New Securities proposed to be issued, sold or otherwise Transferred multiplied by (ii) a fraction, the numerator of which is the number of Shares held by such Stockholder immediately prior to such issuance or transfer, and the denominator of which is the total number of Shares held by all Stockholders, in each case on a fully diluted basis.

                  "PUBLIC OFFERING" shall mean a public offering pursuant to an effective registration statement under the Securities Act (or any comparable form under any similar statute then in force), covering the offer and sale of Common Stock.

                  "PUBLIC SALE" means any sale of Common Stock pursuant to a Public Offering, in accordance with Rule 144 promulgated under the Securities Act or as part of any Spin-Off.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, as shall be in effect at the time.


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                  "SHARES" shall mean (i) shares of Common Stock, (ii) any other shares of the Corporation's capital stock issued from time to time, or (iii) any equity securities of the Corporation issued with respect to the securities referred to in clause (i) or (ii) above by way of a payment-in kind, stock dividend, or stock split or in connection with a recapitalization. As to any particular Shares, such shares shall cease to be Shares for all purposes of this Agreement when they have been sold or transferred pursuant to a Public Sale, and the transferee of any Shares pursuant to a Public Sale shall not be considered a Stockholder for purposes of this Agreement by virtue of the ownership of Shares transferred pursuant to such Public Sale.

                  "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "SPIN-OFF'" shall mean any distribution by the Corporation or one of its Affiliates of all of its Shares of any class or series to its public stockholders, if any.

                  "STOCKHOLDERS" mean the LLC, ML IBK Positions, Inc. and each Person other than the Corporation who is or becomes bound by this Agreement.

                  "SUBSIDIARY" or "SUBSIDIARY" of a Person is any corporation, partnership, association or other entity that is directly or indirectly through one or more intermediaries, Controlled by such Person.

                  "SUBSIDIARY BOARD" has the meaning set forth in Section 3.4 below.

                  "VOTING STOCK" shall mean securities of the Corporation of any class or series the holders of which are entitled to vote generally in the election of directors of the Corporation.

                  1.2 GENERAL INTERPRETATIVE PROVISIONS. Terms for which meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine and feminine forms. Words such as "herein", "hereafter", "hereto", "hereby" and "hereunder", when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires. The words "include", "includes", "included", "including" and "such as" shall be construed as if followed by the phrase "without being limited to". No distinction in interpretation shall be made between the terms "shall" and "will". A reference to a particular gender means a reference to any gender. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the LLC Agreement.

                                   ARTICLE II
                   BUSINESS AND OPERATIONS OF THE CORPORATION

                  2.1 CONDUCT OF BUSINESS; GOVERNANCE PROVISIONS. The parties agree that the business and operations of the Corporation and its Subsidiaries will be conducted at all times in accordance and compliance with the LLC Agreement (including Section 5.14 thereof). The Corporation and the Stockholders
(a) shall take all necessary and desirable actions within their respective direct or indirect control to permit the LLC to comply with all its covenants and agreements contained in the LLC Agreement and shall fully cooperate (and the Corporation shall cause its Subsidiaries to cooperate fully) with the LLC to effectuate the foregoing, and (b) shall fully implement (and the Corporation shall cause its Subsidiaries to implement fully) the governance provisions of this Agreement and the LLC Agreement.

                  2.2 CHIEF EXECUTIVE OFFICER. The initial Chief Executive Officer of the Corporation shall be Jeff L. Hull, who shall be engaged and employed as such pursuant to the Employment Agreement made and entered into as of December 10, 2003 by and between Hull and the Corporation.

                                  ARTICLE III
                               BOARD OF DIRECTORS

                  3.1 GENERAL. From and after the Effective Time (as defined in the Merger Agreement), each Stockholder will vote all of its respective Shares and any other Voting Stock over which it possesses direct or indirect voting power and will take all other necessary or desirable actions within its direct or indirect control (whether in its capacity as a stockholder of the Corporation or otherwise), and the Corporation will take all necessary and desirable actions within its control, in order to give effect to the provisions of this Article III.

                  3.2 POWERS. Subject to the provisions of the DGCL, the Certificate of Incorporation of the Corporation, the By-laws of the Corporation, the LLC Agreement and this Agreement, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

                  3.3 SIZE AND COMPOSITION. The Board shall consist of seven individuals as follows: (i) two directors shall be designated in writing by the Kenner Group (the "KENNER DIRECTORS"); (ii) two directors shall be designated in writing by the Kenner Group (the "SPECIAL KENNER DIRECTORS"); (iii) one director shall be designated in writing by the ML Group (the "ML DIRECTOR"); (iv) one director shall be designated in writing by the UBS Group (the "UBS DIRECTOR"); and (v) the remaining director shall be the Chief Executive Officer of the Corporation (the "CEO DIRECTOR").

                  3.4 SIZE AND COMPOSITION OF SUBSIDIARY BOARD. The size and composition of the board of directors or similar governing body of Atrium Companies, Inc. and the manner in which the initial members and any subsequent members (including any subsequent member selected or appointed to fill a vacancy) of such board of directors are appointed and/or removed will be the same as that of the Board. At the request of any Person who has the right to nominate one or more directors to the Board, the Corporation shall cause the same director or directors to be elected to the board of directors or similar governing body of any of its other Subsidiaries, as requested by such Person, and shall give notice thereof to each other Person entitled to nominate



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one or more directors to the Board. The board of directors (or similar governing body) of each Subsidiary of the Corporation is sometimes referred to herein as a "SUBSIDIARY BOARD".

                  3.5 TERM; REMOVAL; VACANCIES. The members of the Board or any Subsidiary Board other than the CEO Director shall hold office at the pleasure of the Person which designated them. Any such Person may at any time, by written notice to the Stockholders and the Corporation, remove (with or without cause) any member of the Board or any Subsidiary Board designated by such Stockholder other than the CEO Director. At each election of directors (or filling of a vacancy with respect to the CEO Director), the Stockholders shall elect the individual then serving as the Chief Executive Officer of the Corporation as the CEO Director and remove the CEO Director if the CEO Director ceases to serve as the Chief Executive Officer of the Corporation. Subject to applicable law, no member of the Board or any Subsidiary Board may be removed except by written request by the Person that designated the same. In the event a vacancy occurs on the Board (or a Subsidiary Board) for any reason, the vacancy will be filled by the written designation of the Person entitled to designate the director creating the vacancy. Anything herein to the contrary notwithstanding, a Special Kenner Director may not be designated or replaced without the prior written consent of the ML Group and the UBS Group, which consent shall not be unreasonably withheld.

                  3.6 MEETING OF THE BOARD.

                  (a) Meetings. The Board may hold meetings either within or outside the state of Delaware. The Board shall hold regular meetings at least quarterly, at such time and at such place as the Board may designate. Special meetings of the Board shall be held promptly upon the request of any member of the Board. At least five days (in the case of a regular meeting) or 48 hours (in the case of a special meeting) prior to any meeting of the Board (or, in each case, upon such shorter notice as may be approved by all of the members of the Board), the Corporation shall deliver to each director notice, an agenda and any other relevant materials for such meeting, either personally, by mail, by telecopier, by telegram or by any other means of communication reasonably calculated to give notice. Any Representative may waive the requirement of such notice as to himself.

                  (b) Conduct of Meeting. The Board may meet in person or by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other. Each member of the Board may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other, and such participation in a meeting shall constitute presence in person at the meeting.

                  (c) Quorum. A majority of the directors which have been designated pursuant to the provisions of this Agreement and who are then in office shall be necessary to constitute a quorum of the Board for purposes of conducting business; provided, however, that no quorum shall exist unless either one of the Kenner Directors (if one has been designated pursuant to the provisions of this Agreement), the ML Director (if one has been designated pursuant to the provisions of this Agreement) and the UBS Director (if one has been designated pursuant to the provisions of this Agreement) are present at such meeting; provided further, however, that notwithstanding the preceding, the Board shall not have the power to authorize, facilitate or permit any of the actions listed in Section 5.14 of the LLC Agreement, other than in accordance with the terms of that Section. If at any meeting of the Board or any Subsidiary Board a quorum is not present, a majority of the directors present may, without further notice, adjourn the meeting from time to time until a quorum is obtained. Each Stockholder shall use its reasonable efforts to ensure that a quorum is present at any duly convened meeting of the Board or any Subsidiary Board.

                  3.7 VOTING; WRITTEN CONSENTS.

                  (a) Each member of the Board and each Subsidiary Board shall be entitled to cast one vote on each matter considered by the Board. Except as otherwise expressly provided by this Agreement, the act of a majority of the members of the Board present at any meeting at which a quorum is present shall constitute an act of the Board.

                  (b) Except as may otherwise be provided by applicable law, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting pursuant to a written consent, in compliance with the DGCL and such written consent is filed with the minutes of the proceedings of the Board or such committee.

                  3.8 DEVOTION OF TIME. Other than any member of the Board who may be an Officer, the members of the Board shall not be obligated and shall not be expected to devote all or any portion of their time or business efforts to the affairs of the Corporation.

                  3.9 COMMITTEES.

                         (a) Subject to Section 3.9(b), the Board shall
designate from among the members of the Board an audit committee, a compensation committee and one or more other committees (each, a "Committee") to serve at the pleasure of the Board; provided, however, that the Board may not delegate the overall functioning of the Board to any Committee. Except as required by applicable securities laws or listing requirements, no Committee shall have the right to exercise any power or authority of the Board, and all recommendations of a Committee shall require approval of the Board prior to becoming effective.

                         (b) Each of the ML Group and the UBS Group shall, for
so long as it has the right to designate a director to the Board, be entitled to designate a member of the compensation committee and the audit committee of the Board and any Subsidiary Board, to the extent permitted by applicable law or listing requirements. If at any time the ML Group or the UBS Group, as the case may be, does not have a designee on the compensation committee or the audit committee of the Board or a Subsidiary Board, then, during such time, it shall have the right to designate an observer of any such committee or comparable body, which observer shall have such rights with respect to such committee or comparable body as an observer designated pursuant to Section 3.10 has with respect to the Board.

                  3.10 OBSERVERS AT BOARD MEETINGS. Each of the Kenner Group, the ML Group and the UBS Group shall, for so long as it has the right to designate a director to the Board, be entitled to designate a single observer who shall be permitted (but not required) to attend and participate in meetings of the Board and each other Subsidiary Board and any meetings of any committees (including audit committees) of any thereof and shall be entitled to receive all notices, reports and other material sent to the Board members (including committee members) of the Corporation or a Subsidiary Board. For purposes of attending any meeting of the Board, such observer shall not be permitted to vote on any matter and shall not participate in any action of the Board or the applicable Subsidiary Board or any such committees. The Corporation shall reimburse any observer of the Kenner Group, the ML Group and the UBS Group for all reasonable out-of-pocket expenses incurred by such observer in connection with attendance at meetings of the Board or any Subsidiary Board.

                  3.11 PAYMENTS TO BOARD MEMBERS, REIMBURSEMENTS. No member of the Board or of a Subsidiary Board shall be entitled to remuneration by the Corporation or the applicable Subsidiary for services rendered in its capacity as such (other than for reimbursement of those expenses described in the next succeeding sentence or in the case of each non-executive Board member an annual fee of $25,000). All members of the Board and Subsidiary Boards will be entitled to reimbursement of their reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board.

                  3.12 INITIAL DIRECTORS. The following six individuals are the members of the Board on the date hereof: Jeffrey L. Kenner and Mark L. Deutsch (the initial Kenner Directors); Nathan Thorne (the initial ML Director); Justin
S. Maccarone (the initial UBS Director); Larry Solari (the initial Special Kenner Director); and Jeff L. Hull (the initial CEO Representative). Each Stockholder and the Corporation agrees that the vacancy on the Board on the date hereof in respect of the second Special Kenner Director will be filled (if at all) following the date hereof in a manner consistent with the provisions of this Article III (including Sections 3.3 and 3.5).

                  3.13 TERMINATION OF RIGHTS. The rights of each of the Kenner Group, the ML Group and the UBS Group set forth in this Article III shall terminate at such time as the Kenner Group, the ML Group or the UBS Group, as the case may be, ceases to own at least 10% of the Operating Company Share Equivalents then outstanding.

                                   ARTICLE IV
                          ACCOUNTING, BOOKS AND RECORDS

                  4.1 FISCAL YEAR. The fiscal year of the Corporation shall be the period commencing January 1 in any year and ending December 31 of that year.

                  4.2 BOOKS AND RECORDS. The Corporation shall keep at its principal executive offices books and records typically maintained by Persons engaged in similar businesses and which set forth a true, accurate and complete account of the business and affairs of the Corporation and its Subsidiaries, including a fair presentation of all income, expenditures, assets and liabilities thereof. Such books and records shall include all information reasonably necessary to permit the preparation of financial statements required by applicable law in accordance with GAAP.

                  4.3 LLC AGREEMENT; STOCKHOLDERS AGREEMENT. The Corporation shall keep at its principal executive a true complete and correct copy of this Agreement and the LLC Agreement.

                                    ARTICLE V
                             TRANSFER OF SECURITIES

                  5.1 GENERAL.

                  (a) The names, addresses and ownership of Shares and Convertible Securities of the Corporation held by the Stockholders, as of the date hereof, are set forth on Schedule A hereto. From time to time, the Corporation shall amend the share register of the Corporation and Schedule A hereto solely to reflect changes therein as a result of transfers effected in compliance with this Agreement.

                  (b) Upon the request of any Stockholder, the Corporation shall: (i) promptly supply to such Stockholder or its prospective Transferees of Shares or Convertible Securities permitted hereunder, all information regarding the Corporation reasonably required to be delivered in connection with a Transfer or proposed Transfer of Shares or Convertible Securities, provided that such Transferee enters into a reasonable and customary confidentiality agreement with respect to such information; and (ii) otherwise cooperate and take all other actions as reasonably requested by such Stockholder in connection with any Transfers permitted pursuant to the terms of Article V.

                  5.2 RESTRICTIONS ON TRANSFER. Each Stockholder who acquires Shares or Convertible Securities of the Corporation from a Bound Party hereby agrees to be bound by the following provisions of the LLC Agreement as a "Member" thereunder (but shall not be deemed a "member" for purposes of the Act): Article I; Section 3.7(b); Section 3.7(c); Section 3.7(e); Section 3.7(f);
Section 3.10; Article V; Article VI; Article IX; Article XI and Article XIII. Each other Stockholder who is not a party to the LLC Agreement hereby agrees to be bound by, and shall have the rights set forth in, the provisions of Article IX of the LLC Agreement (relating to Transfers, as if relating to Shares) as a "Member" thereunder (but shall not be deemed a "member" for purposes of the Act). Any purported Transfer of Shares or Convertible Securities in any other manner, shall be null and void, and shall not be recognized or given effect by the Corporation or any Stockholder.

                  5.3 EXIT RIGHTS. The Corporation and the Stockholders shall cooperate fully with the LLC and the Exit Triggering Members (as defined in the LLC Agreement), and shall take all necessary and desirable actions within their respective direct or indirect control, to cause to be effectuated the transactions contemplated by Sections 9.4, 9.5, 9.6, 9.7 and 9.8 of the LLC Agreement (in each case, treating the Member as a Stockholder for purposes of this Agreement).

                  5.4 LEGENDS. A copy of this Agreement shall be filed with the Secretary of the Corporation and kept with the records of the Corporation. Each of the Stockholders hereby agrees that each outstanding certificate representing Shares or Convertible Securities shall bear a conspicuous legend reading substantially as follows:


           "The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, or the applicable state and other securities laws and may not be sold, pledged, hypothecated, encumbered, disposed of or otherwise transferred without compliance with the Securities Act of 1933, as amended, or any exemption thereunder and applicable state and other securities laws. The securities represented by this Certificate are subject to the restrictions on transfer and other provisions of the Limited Liability Company Agreement of ATR Acquisition, LLC dated as of December 10, 2003 (as amended from time to time, the "LLC Agreement") and a Stockholders Agreement dated as of December 10, 2003, (as amended from time to time, the "Stockholders Agreement") among Atrium Corporation (the "Corporation") and certain of its stockholders, and may not be sold, pledged, hypothecated, encumbered, disposed of or otherwise transferred except in accordance therewith. Copies of the LLC Agreement and the Stockholders Agreement are on file at the principal executive offices of the Corporation."

                  5.5 JOINDER. The Corporation will not recognize for any purpose any purported Transfer of all or any fraction of any Shares or Convertible Securities unless the provisions of this Article V shall have been complied with and the Transferee shall have delivered to the Corporation a joinder agreement in substantially the form of Exhibit A and a dated Transfer notice executed by both the Transferor and the Transferee representing that such Transfer was made in accordance with all applicable laws and regulations.

                                   ARTICLE VI
                         RIGHTS ON NEW SECURITY ISSUANCE

                  6.1 PREEMPTIVE RIGHTS.

                  (a) The Corporation hereby grants to each Stockholder the irrevocable and exclusive first option (the "FIRST OPTION") to purchase all or part of its Pro Rata Portion of any

New Securities that the Corporation may, from time to time after the date of this Agreement, propose to issue and sell or otherwise transfer.

                  (b) The Corporation acknowledges and agrees that the First Option of the LLC may be exercised (or caused to be exercised) by the Members, at their election and in their respective interests, as provided in Section 3.5(f) of the LLC Agreement.

                  (c) If the Corporation proposes to undertake an issuance, sale or other Transfer of New Securities, it shall give each Stockholder written notice of its intention (the "Issuance Notice") describing the price and terms upon which the Corporation proposes to issue such New Securities. During the 15-day period following the date of delivery of the Issuance Notice (the "Election Period") each Stockholder may exercise his, her or its right to purchase New Securities in accordance with this Section 6.1, for the price and upon the terms and conditions specified in the Issuance Notice by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased.

                  (d) If a Stockholder elects not to exercise its rights pursuant to this Section 6.1, whether in full or in part, each other Stockholder shall have the right to subscribe for the unsubscribed portion of such non-electing Person's Pro Rata Amount (the "Excess Amount"). If the subscription for the non-electing Person's Excess Amount exceeds such Excess Amount, each the subscribing Person shall be entitled to subscribe for such Person's pro rata portion of such Excess Amount based on the ratio that the number of Shares held by such Person on such date on a fully diluted basis (assuming the exercise, exchange or conversion, as the case may be, of all the then exercisable Convertible Securities of the Corporation held by such subscribing Person) bears to the aggregate number of Shares held by all such subscribing Persons on a fully diluted basis (assuming the exercise, exchange or conversion, as the case may be, of all the then exercisable Convertible Securities of the Corporation held by all such Persons), with the provisions of this sentence to be applied repeatedly, until all of the New Securities have been allocated, or no Stockholder desires to subscribe for any of the New Securities that remain unallocated.

                  (e) In the event that any New Securities remain following the operation of the preceding paragraph (d), the Corporation shall have 90 days following the Election Period to issue the New Securities not elected to be purchased by Stockholders at the price and upon terms not more favorable to the prospective purchasers of such New Securities than those specified in the Issuance Notice. In the event the Corporation has not issued the New Securities within such 90-day period, the Corporation shall not thereafter issue or otherwise Transfer such New Securities without first offering such New Securities to the Stockholders in the manner provided in this Section 6.1.

                  6.2 CLOSING OF PURCHASE. If Stockholders and third parties do not elect to purchase all of the New Securities set forth in the Issuance Notice, then the Corporation may elect not to issue, and any Stockholder may elect not to purchase, any New Securities. If a Stockholder elects to purchase any New Securities pursuant to this Section 6.1, the closing of such purchase shall occur concurrently with any purchase of the New Securities set forth in the Issuance Notice that other Stockholders and third parties have elected to purchase at such time (but not earlier than 30 days after the date of the Issuance Notice) and at such location selected by the Corporation. At the consummation of any purchase and sale of New Securities pursuant to this
Section: (a) the Corporation shall issue or otherwise transfer to the Stockholder the certificates evidencing the New Securities being purchased, together with such other documents or instruments reasonably required by counsel for the Stockholder to consummate such purchase and sale; (b) the Stockholder will deliver the cash consideration payable by wire transfer of immediately available funds to an account or accounts designated in writing by the Corporation (such designation to be made no later than two Business Days prior to the date of such consummation); (c) the Corporation shall deliver to the Stockholder a written representation that the New Securities are being purchased and sold free and clear of any and all encumbrances; and (d) the Stockholder shall deliver to the Corporation such written investment representations as may reasonably be required by counsel to the Corporation for securities laws purposes and all other applicable representations and warranties as other purchasers of New Securities.

                  6.3 ASSIGNMENT OF RIGHTS. Any right of a Stockholder to acquire New Securities of the Corporation pursuant to Section 6.1 may be assigned by such Stockholder to any of its Affiliates.

                  6.4 CONSENT TO ISSUANCES. Anything in this Article VI to the contrary notwithstanding, no issuance of Shares or Convertible Securities may be made without prior compliance in full with the requirements of Section 5.14(b)(i) of the LLC Agreement.

                                  ARTICLE VII
              LIABILITY, EXCULPATION, INDEMNIFICATION AND INSURANCE

                  7.1 INDEMNIFICATION. To the fullest extent permitted by applicable law, the Corporation shall, and shall cause each other Atrium Group Company to, indemnify and hold harmless each of the Covered Persons from and against any and all liabilities, obligations, losses, damages, expenses (including legal and accounting fees and expenses, costs of investigation and sums paid in settlement), taxes and interest and penalties thereon (other than taxes based on fees or other compensation received by such Covered Person from the Corporation), judgments, fines, settlements and other amounts (collectively, "Indemnified Costs") arising from all claims, demands, actions, suits, proceedings (whether civil, criminal, administrative, investigative or otherwise) (collectively, "Indemnified Actions"), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise arising of its status as (a) a Stockholder of the Corporation or as a Member of the LLC,
(b) a member of the Board, (c) an Affiliate of a member of the Board, Stockholder or the Corporation, or (d) director, manager, officer, shareholder, stockholder, partner, employee or agent of any of the foregoing Persons or of any of the Corporation's Subsidiaries, regardless of whether the Covered Person continues in such capacity at the time any such liability is paid or incurred, and regardless of whether any such Indemnified Action is brought by a third party, a stockholder, or by or in the right of the Corporation, any of its Subsidiaries or the LLC; provided, however, that a Covered Person shall not be entitled to indemnification hereunder against Indemnified Costs that are primarily attributable to (i) the failure of such Covered Person to act in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation, (ii) any fraudulent act or conduct by such Covered Person, or (iii) in the case of a Stockholder, such Stockholder's knowing breach or violation of this Agreement.

                  7.2 ADVANCEMENT OF EXPENSES. To the fullest extent permitted by applicable law and consistent with Section 7.1, the Corporation shall pay the Indemnified Costs incurred by a Covered Person in defending any Indemnified Action as such Indemnified Costs are incurred by such Covered Person and in advance of the final disposition of such matter, provided that such Covered Person undertakes in writing to repay such expenses if it is determined by agreement between such Covered Person and the Corporation or, in the absence of such an agreement, by a final judgment of a court of competent jurisdiction that such Covered Person is not entitled to be indemnified pursuant to Section 7.1. Any claim for advancement of expenses shall set forth in reasonable detail the basis for the claim.

                  7.3 NOTICE OF PROCEEDINGS. Promptly after receipt by a Covered Person of notice of the commencement of any proceeding against such Covered Person, such Covered Person shall, if a claim for indemnification in respect thereof is to be made against the Corporation, give written notice to the Board of the commencement of such proceeding; provided, however, that the failure of a Covered Person to give notice as provided herein shall not relieve the Corporation of its obligations under Sections 7.1 and 7.2, except to the extent that the Corporation is prejudiced by such failure to give notice. In case any such proceeding is brought against a Covered Person (other than a proceeding by or in the right of the Corporation), after the Corporation has acknowledged in writing its obligation to indemnify and hold harmless the Covered Person, the Corporation will be entitled to assume the defense of such proceeding; provided, however that (i) the Covered Person shall be entitled to participate in such proceeding and to retain its own counsel at its own expense and (ii) if the Covered Person shall give notice to the Corporation that in its good faith judgment certain claims made against it in such proceeding could have a material adverse effect on the Covered Person or its Affiliates other than as a result of monetary damages, the Covered Person shall have the right to control (at its own expense and with counsel reasonably satisfactory to the Corporation) the defense of such specific claims with respect to the Covered Person (but not with respect to the Corporation or any other Stockholder); provided further, however, that if a Covered Person elects to control the defense of a specific claim with respect to such Covered Person, such Covered Person shall not consent to the entry of a judgment or enter into a settlement that would require the Corporation to pay any amounts under Section 7.1 without the prior written consent of the Corporation, such consent not to be unreasonably withheld. After notice from the Corporation to such Covered Person acknowledging the Corporation's obligation to indemnify and hold harmless the Covered Person and electing to assume the defense of such proceeding, the Corporation will not be liable for expenses subsequently incurred by such Covered Person in connection with the defense thereof. Without the consent of such Covered Person, the Corporation will not consent to the entry of any judgment or enter into any settlement; provided, however, that the consent of such Covered Person shall not be unreasonably withheld if such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such Covered Person of a release from all liability arising out of the proceeding and claims asserted therein. Any decision that is required to be made by the Corporation pursuant to
Section 7.1 or Section 7.2 or this

Section 7.3 shall be made on behalf of the Corporation by the affirmative vote of a majority of the members of the Board who do not have a financial or other interest in the outcome of the decision, even though such members of the Board are less than a quorum or, if there are no such members of the Board, by those Stockholders then holding a majority of the outstanding Shares held by all Stockholders.

                  7.4 INSURANCE. The Corporation will purchase and maintain insurance, to the extent, in such amounts and on behalf of such Covered Persons and such other Persons as the Kenner Group, the ML Group and the UBS Group shall, in their discretion, determine to be acceptable, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Corporation or such indemnities, regardless of whether the Corporation would have the power to indemnify such Person against such liability under the provisions of this Agreement or by law.

                                  ARTICLE VIII
                                   TERMINATION

                  8.1 INDIVIDUAL TERMINATION. This Agreement shall terminate with respect to any Stockholder at the time at which such Stockholder ceases to own any Units, Shares or Convertible Securities of the LLC or the Corporation, except that such termination shall not affect (a) rights perfected or obligations incurred by such Stockholder under this Agreement prior to such termination, and (b) rights or obligations expressly stated to survive such cessation of ownership of Shares, Units or Convertible Securities of the LLC or the Corporation.

                  8.2 FULL TERMINATION. This Agreement shall terminate (a) automatically upon consummation of a Qualified Public Offering, or (b) upon the consummation of a Sale of the Operating Company.

                  8.3 SURVIVAL. Anything herein to the contrary notwithstanding, the covenants and agreements set forth in Section 7.1 through and including
Section 7.4 shall survive the termination of this Agreement pursuant to this
Article VIII.

                                   ARTICLE IX
                                  MISCELLANEOUS

                  9.1 NOTICES. All notices, requests, demands, approvals, consents, waivers or other communications required or permitted to be given hereunder (each, a "Notice") shall be in writing, and shall be (a) personally delivered, (b) sent by facsimile transmission, provided that the original copy thereof also is sent by pre-paid, first class, registered or certified mail (return receipt requested) or by next-day or overnight mail or courier (to any United States address) or by an internationally recognized express delivery service (to any foreign address),
(c) sent by pre-paid, first class, registered or certified mail (return receipt requested) or by next-day or overnight mail or courier (to any United States address), or (d) delivered by an internationally recognized express delivery service (to any foreign address), postage and charges prepaid:


                           (i) if to any Stockholder, at the address set forth on Schedule A; and


                           (ii) if to the Corporation, to:

                                Atrium Companies, Inc.
                                1341 West Mockingbird Lane
                                Suite 1200 West
                                Dallas, TX  75247
                                Attention:  Jeff L. Hull
                                Facsimile:  (214) 630-5058

                                with copies to:

                                Mayer, Brown, Rowe & Maw LLP
                                1675 Broadway
                                New York, New York 10019-5820
                                Attn:  James B. Carlson
                                Fax: 212-262-1910;

or in the case of the Corporation, at such other address and numbers as may have been furnished in a Notice by the Corporation to the Stockholders; or in the case of any Stockholder, by such Stockholder to the Corporation and the other Stockholders. Any Notice shall be deemed effective or given upon receipt (or refusal of receipt, if properly delivered).

                  9.2 ENTIRE AGREEMENT. This Agreement and other written agreements among the Stockholders of even date herewith constitute the entire agreement among the Stockholders relating to the Corporation and supersedes all prior contracts or agreements with respect to the Corporation, whether oral or written.

                  9.3 EFFECT OF WAIVER OR CONSENT. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations hereunder or with respect to the Corporation is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person hereunder or with respect to the Corporation. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default hereunder or with respect to the Corporation, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

                  9.4 AMENDMENT OR MODIFICATION. This Agreement and any provision hereof may be amended or modified from time to time only by a written instrument adopted by (a) those Stockholders holding a majority of the outstanding Shares, (b) for so long as it owns any Shares, Units or Convertible Securities, the Kenner Group, (c) for so long as it owns any Shares, Units or

Convertible Securities, the ML Group, and (d) for so long as it owns any Shares, Units or Convertible Securities, the UBS Group; provided however, that the Kenner Group together with either one of the ML Group and the UBS Group may amend this Agreement to the extent necessary to implement any action permitted by or consented to under Section 5.14 of the LLC Agreement.

                  9.5 BINDING EFFECT. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Stockholders and their respective heirs, legal representatives, successors and permitted assigns.

                  9.7 GOVERNING LAW; SEVERABILITY. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, as in effect from time to time, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  9.8 FURTHER ASSURANCES. In connection with this Agreement and the transactions contemplated hereby, each Stockholder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

                  9.9 WAIVER OF CERTAIN RIGHTS. Each Stockholder irrevocably waives any right it may have to demand any distributions or withdrawal of property from the Corporation or to maintain any action for dissolution of the Corporation or for partition of the property of the Corporation.

                  9.10 NOTICE TO STOCKHOLDERS OF PROVISIONS. By executing this Agreement, each Stockholder acknowledges that it has actual notice of (a) all of the provisions hereof (including, without limitation, the restrictions on the transfer set forth in Article V), (b) all of the provisions of the LLC Agreement (including the restrictions on the transfer set forth in Article IX) and (b) all of the provisions of the Certificate of Incorporation and by-laws of the Corporation.

                  9.11 COUNTERPARTS. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

                  9.12 CONSENT TO JURISDICTION. Each Stockholder irrevocably submits to the nonexclusive jurisdiction of the United States District Court located in the State of New York and the state courts of the State of New York, sitting in City of New York, Borough of Manhattan, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each Stockholder further agrees that service of any process, summons, notice or document by U.S. certified or registered mail to such Stockholder's respective address set forth above shall be effective service of process in any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each Stockholder irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court located in the State of New York or the state courts of the State of New York, sitting in City of New York, Borough of Manhattan, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

                  9.13 HEADINGS. The headings used in this Agreement are for the purpose of reference only and will not otherwise affect the meaning or interpretation of any provision of this Agreement.

                  9.14 REMEDIES. The Corporation and the Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise any and all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provision as of this Agreement and that the Corporation or any Stockholder may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation or threatened violation of the provisions of this Agreement.

                  9.15 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  9.16 THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns and, to the extent specified herein, their respective Affiliates, except that any Person comprising part of the Kenner Group, the ML Group or the UBS Group, as the case may be, that is not a party to this Agreement is an express third-party beneficiary of this Agreement .

                  9.17 CONFIDENTIALITY.

                         (a) By executing this Agreement, each Stockholder
expressly agrees, at all times during the term of this Agreement and thereafter and whether or not at that time it is a Stockholder of the Corporation, (unless the prior written consent of the Corporation is obtained, which prior consent shall not be unreasonably withheld) to maintain the confidentiality of, not to disclose to any Person other than the Corporation, another Stockholder or a Person designated by the Corporation, and not to give, sell, use (other than in connection with Corporation purposes) or otherwise divulge any information obtained from the Corporation or its representatives; provided, however, that such Stockholder may disclose and use such information (i) if compelled to disclose the same by judicial or administrative process or by other requirements of applicable law or such disclosure is necessary so that such Stockholder not commit a violation of the rules of any securities exchange or is necessary or appropriate in connection with any legal proceeding, (ii) if such information currently is, or hereafter is, in the public domain through no fault of such Stockholder or any of its Affiliates,
(iii) if such Information is later acquired by such Stockholder from another source and such Stockholder is not aware that such source is under an obligation to another Person to keep such information confidential, or (iv) if such information is independently developed by such Stockholder without reference thereto or reliance thereon.

                         (b) Anything to the contrary herein notwithstanding,
each Stockholder may deliver or disclose confidential information to (i) its stockholders, partners, members, managers, directors, officers, employees, agents, attorneys and Affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its interest in the Corporation and such Persons agree to comply with the terms of this Section), (ii) its financial advisors and other professional advisors who agree to comply with the terms of this Section, (iii) any Person to which it Transfers or offers to Transfer its interest in the Corporation or any part thereof or any participation therein in accordance with the transfer restrictions contained in this Agreement (if such Person has agreed in writing prior to its receipt of such confidential information to be bound by the provisions of this Section).

                         (c) Anything in this Agreement or any other express or
implied agreement, arrangement or understanding to the contrary notwithstanding, each party to this Agreement (and each employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the "tax treatment" and "tax structure" (as those terms are defined in Treasury Regulation Section 1.6011-4) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure. This authorization does not extend to disclosure of any other information, including (i) the identity of any party (or any representative thereof), (ii) the existence and status of any negotiations, or (iii) financial, business, legal or personal information of or regarding a party (or any of its representatives) to the extent not related to the tax treatment or tax structure of such transactions.

                                     * * * *

                  IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.



                                        CORPORATION:

                                        ATRIUM CORPORATION


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                        STOCKHOLDERS:

                                        ATR ACQUISITION, LLC


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                        ML IBK Positions, Inc.

                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                   SCHEDULE A

                                                                                            COMMON             CONVERTIBLE
PARTY                                        NOTICE ADDRESS                                 STOCK              SECURITIES
-----                                        --------------                              ------------          -----------
ATR ACQUISITION, LLC                   c/o Kenner & Company, Inc.                         251,453.721                    0
                                       437 Madison Avenue, 36th Floor                    ============          ===========
                                       New York, New York 10022
                                       Attn: Jeffrey L. Kenner
                                       Fax: 212-758-0406

                                       with a copy to:

                                       Mayer, Brown, Rowe & Maw LLP
                                       1675 Broadway
                                       New York, New York 10019-5820
                                       Attn:  James B. Carlson
                                       Fax: 212-262-1910
ML IBK POSITIONS, INC.                 Global Private Equity Group                         10,646.279                    0
                                       4 World Financial Center, 23rd Floor              ============          ===========
                                       New York, New York 10080
                                       Attn: Nathan C. Thorne
                                       Copy:  Frank Marinaro, Esq.
                                       Fax:  212-449-1119

                                       with a copy to:

                                       Proskauer Rose LLP
                                       1585 Broadway
                                       New York, New York 10036-8299
                                       Attn: James Gerkis, Esq.
                                       Fax: 212-969-2900

TOTAL                                                                                     262,100.000                    0
                                                                                         ============          ===========

                                                                       EXHIBIT A

                                 FORM OF JOINDER
                                       TO
                             STOCKHOLDERS AGREEMENT


         THIS JOINDER to the Stockholders Agreement, dated as of _______, ___, 20__ of , a Delaware corporation (the "Corporation"), by and among certain Persons named therein (the "Agreement"), is made and entered into as of by and between the Corporation and ("Holder"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

         WHEREAS, Holder has acquired certain Shares or Convertible Securities and the Agreement and the Corporation requires Holder, as a holder of Shares or Convertible Securities, to become bound by and/or a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

                  1. Agreement to be Bound. Holder hereby agrees that upon execution of this Joinder, it shall become bound by and/or a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto. In addition, Holder hereby agrees that Shares or Convertible Securities held by Holder shall be deemed Shares or Convertible Securities, as applicable, for the purposes of being bound thereby and shall have the rights only as provided in the Agreement. The Corporation hereby agrees that upon such execution of this Joinder by Holder and the Corporation, Holder shall be deemed a Stockholder of the Corporation.

                  2. Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Stockholders, the Corporation and their successors and assigns and Holder (only as provided in the Agreement) and any subsequent holders of Shares or Convertible Securities and the respective successors and permitted assigns of each of them, so long as they hold any Shares or Convertible Securities.

                  3. Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  4. Notices. For purposes of Section 9.1 of the Agreement, all notices, demands or other communications to the Holder shall be directed to:

                                 [Name]
                                 [Address]
                                 [Facsimile Number]

                  5. Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Joinder shall be governed by and construed in accordance with the laws of the State of Delaware, including the DGCL, as in effect from time to time, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  6. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.



                                             By:
                                                -------------------------------
                                                Name:
                                                Title:


                                             [HOLDER]


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:



                                      -1-